Registration Number: 333-62994

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bernard, Allan & Edwards, Inc. (Name of small business issuer in its charter)

Florida (State or jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	41-1964282 (I.R.S. Employer Identification No.)
1016 Shore Acres Drive, Leesburg, Florida 34748 (800) 769-1037
(Address and telephone number of principal executive offices)
1016 Shore Acres Drive, Leesburg, Florida 34748
(Address of principal place of business or intended principal place of business)
Michael B. McLaughlin, Sr. 1016 Shore Acres Drive Leesburg, Florida 34748 (800) 769-1037 With copies to M. Peter Amaral, Esq. P.O. Box 971086 Boca Raton, FL 33497-1086 (561)-654-4129
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable following the effective date of this amended registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE (7)

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit (6)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	177,100 shares	$4.00 (1)	$708,400.00	$177.10
Common Stock	1,416,800 shares	$1.25 (2)	$1,771,000.00	$442.75
Common Stock	442,750 shares	$4.00 (3)	$1,771,000.00	$442.75
Common Stock	200,000 shares	$4.50 (4)	$900,000.00	$225.00
Common Stock Unit	177,100 units	(5)	(5)	(5)
Warrant A	177,100 warrants	(5)	(5)	(5)
Warrant B	177,100 warrants	(5)	(5)	(5)
			TOTAL FEE PAID	$1,287.60

(1) Based upon the highest price at which the warrants contained in the Units may be exercised.

(2) Based upon the exercise price of the Warrant A.

(3) Based upon the exercise price of the Warrant B

(4) Based upon the exercise price of the Heartland Warrants

(5) Included in the calculation of the fee of the underlying common stock.

(6) There is no public market for Bernard, Allan & Edwards securities. Used only for the purpose of calculating the registration fee pursuant to Rule 457.

(7) These fees have been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

BERNARD, ALLAN & EDWARDS, INC.

Cross-Reference Sheet

Item	Caption	Location
1.	Front of Registration Statement and Outside Front Cover of Prospectus	Outside Front Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages
3.	Summary Information and Risk Factors	Not Applicable; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Determination of Offering Price
6.	Dilution	Dilution
7.	Selling Security Holders	Selling Security Holders
8.	Plan of Distribution	Plan of Distribution; Selling Security Holders
9.	Legal Proceedings	Business; Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Stockholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Interest of Named Experts and Counsel
14.	Disclosure of Commission Position on Indemnification for Securities Act Liability	Indemnification of Officers and Directors
15.	Organization within Last Five Years	Organization within Last Five Years; Recent Sales of Unregistered Securities
16.	Description of Business	Business; Risk Factors; Financial Statements; Use of Proceeds
17.	Managements Discussion and Analysis or Plan of Operation	Managements Discussion and Analysis of Financial Condition and Results of Operation
18.	Description of Property	Description of Property
19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Description of the Common Stock and Other Securities; Market for Common Equity and Related Shareholder Matters
21.	Executive Compensation	Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures	Not Applicable

The information is this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is April 17, 2003

This is our initial public offering.

Our securities are not listed on NADAQ or any other national securities exchange or listing service.

177,100 common stock Units by selling security holders

177,100 common shares by selling security holders

177,100 warrant A by selling security holders

177,100 warrant B by selling security holders

1,859,550 common shares upon exercise of warrant A and warrant B

200,000 common shares upon exercise of Heartland warrants

BERNARD, ALLAN & EDWARDS, INC.

Common Stock Units, no par value

This Prospectus relates to the offering by holders or prospective holders of securities of Bernard, Allan & Edwards, Inc. of: 177,100 common stock Units, each Unit comprising 1 share of common stock, no par value per, one Warrant A, and one Warrant B; and 2,036,650 shares of common stock, no par value per share, 1,859,550 of which are issuable upon the exercise of the outstanding redeemable warrants for the purchase of common stock. . See "Summary", "Plan of Distribution" and "Selling Security Holders."

None of the proceeds of the sale of the Units or the sale of the common stock or the sale of the redeemable warrants by the selling security holders will be received Bernard, Allan & Edwards. We could receive approximately $3,542,000 of gross proceeds from the exercise of the currently outstanding Warrants A and B, and $900,000 of gross proceeds from the exercise of the outstanding Heartland Warrants. However, the exercise of any of such warrants is not assured.

The Units, common stock, and redeemable warrants are speculative securities and involve a high degree of risk. An investment hereunder should be undertaken only after careful evaluation of the risk factors and the other information set forth in the Prospectus. We do not have any active business operations or source of revenue. See "Risk Factors" starting at page 8.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	PRICE TO THE PUBLIC PER UNIT OR PER SHARE	AGGREGATE PRICE TO THE PUBLIC	PROCEEDS TO SELLING SECURITYHOLDERS	PROCEEDS TO THE COMPANY
PER COMMON STOCK UNIT COMPRISING 1 SHARE OF COMMON STOCK, 1 WARRANT A, 1 WARRANT B	$4.00	$708,400	$708,400	$0
PER SHARE OF COMMON STOCK, NO PAR VALUE	$4.50 -	0	$900,000	$0
TOTAL				$$0

SUMMARY

We Have No Current Business Operations:

Bernard, Allan & Edwards, Inc. has no current business operations and no source of revenue. We disposed of our only operating subsidiary, Bernard, Lee and Edwards Securities, Inc., in May, 2002 after we abandoned our financial services business plan. Management has no current plan for developing a new operating business with the capital and personnel resources presently available, and is instead seeking a merger or acquisition partner.

We Have No Cash

Available cash resources will be exhausted to meet obligations through April, 2003 after which time the companys cash resources will be near zero. We do not have any regular expenses other those incurred in meeting SEC reporting requirements. Management, however, will be required to raise cash from time to time to meet those expenses through a private securities offering to management or a few other existing shareholders. In deciding whether to purchase these securities, you should consider our liquidity situation and our prospects in light of the risks, expenses, and difficulties we are likely to encounter in completing a successful merger or acquisition. See "Risk Factors" and "Description of Business" and "Managements Plan of Operations."

Background Information - Organization

Bernard, Allan & Edwards, Inc., a Florida corporation, was organized in February 2000. Bernard, Allan & Edwards was formed to become an operating company in the retail internet business and changed its direction in late 2000 to become a holding company for subsidiaries that would provide various financial services to consumers. In March, 2001, we acquired Bernard, Lee & Edwards Securities, Inc., a NASD registered broker-dealer organized in 1989. The transaction was accounted for as a purchase and Bernard, Lee & Edwards Securities, Inc. was considered the accounting predecessor for SEC reporting purposes.. Around that time we also organized Accounting Services Acquisition Partners, Inc., for the purpose of acquiring existing tax preparation and accounting business and recruiting accounting professionals as independent contractor sales agents for the broker-dealer subsidiary. See "Business of the Company."

Former Broker-Dealer Subsidiary Operations

From March, 2001 until early 2002 we earned commissions and fees from the New York City office of our former securities broker-dealer subsidiary. That office had about five independent contractor agents servicing about 300 retail customers. Commissions and fees were earned primarily from the sale of mutual funds and equity securities listed on the major US stock exchanges. Although our business plan did not aim for an increase in the number of agents in that office, we did intend to allow the office to continue in operation while we were seeking growth of the overall business by establishing independent contractor relationships with tax and accounting professionals, or by acquiring small to medium tax and accounting practices in Florida.

Historical Financial Results

For the fiscal year ending December 31, 2001, we recognized a loss of ($161,410) on gross revenues of $215,560. Gross revenues earned primarily on commissions from customer transactions were $89,195 for the fiscal year ending December 31, 1999 and $409,341 for the fiscal year ending December 31, 2000. Expenses during fiscal 1999 were $131,994 and Bernard Lee Securities experienced a net loss of ($42,799) for that year. Expenses during fiscal 2000 were $384,915 and Bernard Lee Securities experienced a net profit of $24,426 for fiscal 2000. The substantial increase in revenue and expenses from fiscal 1999 to fiscal 2000 was due primarily to the establishment of a New York City office that resulted in more sales and the payment of more commissions to the independent contractors working out of that office. Prior to the establishment of the New York office sales were made primarily by management.

In fiscal 2002 we had no revenue from operations and earned $101 in interest income. Expenses for the year were $94,433 and we experienced a net loss of ($94,332).

Events following September, 2001

The New York office was located in close proximity to the World Trade Center and after September 11, 2001 the office space was not useable. The staff conducted business out of temporary offices or from home. At that time we expected them to continue to do so until early into the first quarter of 2002 when we expected telephone service to become fully reestablished and the office building would again become available for safe occupancy. Revenues for the months of September and October, 2001 were negatively impacted. Revenue for November, 2001, however, was within the lower end of the normal, expected range, and revenue for December, 2001 was only somewhat below the expected range established from experience prior to the events of September 11. We reported a net loss of ($161,410) for fiscal 2001 on total revenue of $215,560.

During the first quarter of 2002 the independent contractor sales staff dwindled to one person. The general market decline experienced during most of 2001 made working in the industry generally less attractive to many sales people. The proximity of the office to the World Trade Center, and the disruption and dislocation caused by the events of September 11 made it more difficult for the broker-dealer subsidiary to retain or compete for qualified sales personnel as compared with securities brokerage firms that were better capitalized or not so directly impacted by September 11. Additionally a NASD arbitration was filed in November, 2001 naming an independent contractor agent in the New York City office, along with the broker-dealer, as defendants. The broker-dealer, in turn, filed a claim for indemnification against the manager of the New York Office in the event there were an adverse result in the original arbitration.

In early 2002, management reassessed the probability of successfully implementing our financial services business plan in light of the decline in revenue likely to be produced by the broker-dealer, the potential cost in capital resources and management time in rehabilitating the New York City office, the expense of defending the arbitration, the perceived damage to our marketing program caused by the arbitration, and the harmful effect on present and future operations of a possibly adverse result in the arbitration.

Abandonment of Financial Services Business Plan

In May, 2002 management took the decision to abandon the financial services industry business plan. All Bernard, Allan & Edwards ownership interest in Bernard, Lee & Edwards Securities, Inc. was distributed to its shareholders. Since Accounting Services Acquisition partners, Inc., the lone remaining subsidiary, had never conducted any business the divestiture of the broker-dealer subsidiary left Bernard, Allan & Edwards with no business operations and no source of revenue. In an attempt to preserve our remaining assets and any shareholder value, management is seeking to acquire or the opportunity to be acquired by an ongoing business through merger. At the date of this Prospectus management is not involved in any discussions or negotiations relative to any proposed acquisition or merger.

We Are Seeking a Business Combination

Our ability to complete a future acquisition or merger is uncertain. We may not be able to identify a suitable businesses partner for acquisition or merger. We may not be able to complete an acquisition or merger on terms that we consider economically acceptable. Even if we are successful in completing an acquisition or merger the resultant business may not be profitable. There is intense competition for acquisition and merger opportunities in almost every area of the country and in almost every industry. Many of our competitors are likely to be more experienced and better capitalized. Also, our management is not experienced in operating a variety of businesses outside the financial services industry and it may not be able to accurately evaluate the business prospects of any acquisition or merger candidate.

This Is Our Initial Public Offering.

This is our initial public offering. Neither the Nasdaq nor any other national securities exchange lists the securities being offered. It is anticipated that there will not be an active secondary market for the our securities following this Offering. No such secondary market presently exists, and if any such market were to develop, there can be no assurance that it would provide the holders of any Units, the Warrants or the common stock with liquidity of investment. See "Description of the Common Stock and Securities of the Company." See also "Risk Factors - Investment Risks" and the separate categories thereunder.

This Prospectus relates to the offering by holders or prospective holders of securities of Bernard, Allan & Edwards, Inc of: 177,100 common stock Units. Each Unit comprises 1 share of common stock, no par value per share, one Warrant A, and one Warrant B. We are also offering 2,036,650 shares of common stock, no par value per share. 1,859,550 shares are issuable upon the exercise of the outstanding redeemable warrants for the purchase of 1,416,800 shares of common stock at an exercise price of $1.25 per share for the Warrant A, expiring twelve months from the effective date of the Registration Statement related to this Prospectus, and 442,750 shares of common stock at an exercise price of $4.00 per share for the Warrant B, expiring eighteen months from the effective date of the Registration Statement related to this Prospectus,. Each warrant is redeemable at a price of $.02 per warrant, provided that:

  notice of redemption is given to the redeemable public warrantholders not less than 30 days prior to redemption;
  the average of the closing bid and asked quotations of the Units shall have been at least $2.00 or more for 20 consecutive trading days for the Warrant A, and $5.00 or more for 20 consecutive trading days for the Warrant B; and
  holders of redeemable warrants shall be entitled to exercise redeemable warrants until the close of business on the day prior to the date fixed for redemption. An additional 200,000 shares of common stock are issuable upon the exercise of the Heartland Warrants at an exercise price of $4.50 per share of common stock for a period of three years following the effective date of the registration statement related to this Prospectus.

The 177,100 common stock Units, the 177,100 shares of common stock, the 177,100 Warrant A, and the 177,100 Warrant B to be sold by selling security holders will be offered immediately upon effectiveness of this Amended Registration Statement., The selling security holders have not yet determined any specific plan of distribution. Such common stock and redeemable warrants may be sold by the selling security holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The selling security holders may effect such transactions by selling the Units, the common stock or redeemable warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of the common stock or redeemable warrants for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). The 200,000 shares of common stock issuable upon exercise of the Heartland Warrants will be offered by the selling security holders from time to time upon exercise of such warrants if an when any such exercise shall occur. The Heartland Warrants are not being registered in this Amended Registration Statement. See "Plan of Distribution" and "Selling Security Holders."

None of the proceeds of the sale of the Units or the sale of the common stock or the sale of the redeemable warrants A or B by the selling security holders will be received by Bernard, Allan & Edwards. We could receive approximately $3,542,000 of gross proceeds from the exercise of the currently outstanding Warrants A and B, and $900,000 of gross proceeds from the exercise of the outstanding Heartland Warrants. However, the exercise of any of such warrants is not assured.

No Bernard, Allan & Edwards employee, broker-dealer, salesman or other person has been authorized to give any oral information or to make any oral representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Bernard, Allan & Edwards. This Prospectus does not constitute an offer of any securities other than those to which it relates or to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

RISK FACTORS

Investors should consider, among other things, the following factors in connection with the purchase of the Common Stock Units and other securities being offered herein.

BUSINESS AND COMPANY RISKS

Bernard, Allan & Edwards, Inc. has no current business operations and no source of revenue. We disposed of our only operating subsidiary, Bernard, Lee and Edwards Securities, Inc., in May, 2002 after we abandoned our financial services business plan. Management has no current plan for developing a new operating business with the capital and personnel resources presently available, and is instead seeking a merger or acquisition partner. Cash resources enabled the company to meet its incidental obligations up to March, 2003. Additional cash will be needed to pay for incidental expenses in effecting a merger or acquisition. Management believes that it would be successful in raising the relatively small amounts necessary to pay these expenses through private sales of the company's securities or through loans. In deciding whether to purchase these securities, you should consider our prospects in light of the lack of liquidity and the risks, expenses, and difficulties we are likely to encounter in completing a successful merger or acquisition. See "Description of Business" and "Managements Plan of Operations."

We have no cash and are totally dependent on future securities offerings to raise cash to meet incidental expenses and to finance the expenses that may be required in identifying, negotiating, and finalizing a prospective business combination opportunity.

We are uncertain about our ability to raise or generate a sufficient amount of capital for future operations. There can be no assurance that we will be successful in raising a sufficient amount of capital through the exercise of the redeemable warrants or otherwise, or in generating from operations a sufficient amount of capital to meet our long term operating requirements, even if we are successful in completing a merger or acquisition. If we are unable to generate the required amount of capital, our ability to meet our obligations and to continue any future operations will be adversely affected. We could seek the protection of the bankruptcy laws. The occurrence of that event would most likely result in a total loss of the amount that you had invested in our securities.

There is a lack of liquidity in our common stock and you may not be able to sell the stock you purchase in this offering on terms you consider reasonable. Quotations for our securities are not presently available on any listing or quotation service. We have had substantive discussions with vFinance Investments, Inc. and reasonably expect that that firm will become a market maker upon the completion of the NASD approval process for having our securities quoted on the OTCBB. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of Bernard, Allan & Edwards or any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the common stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of common stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

We do not intend to pay any dividends for the foreseeable future. Bernard, Allan & Edwards will be dependent upon operations for funds to pay dividends on its common stock if and when such dividends are declared.. No assurance can be given that any future earnings will be sufficient to permit the legal payment of dividends on common stock to shareholders at any time in the future. Even if the Board of Directors may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Board of Directors, which Board is likely to remain controlled by management. Although dividends have been declared and paid with respect to the broker-dealer subsidiary in a period before it was acquired by Bernard, Allan & Edwards, the Board may in its sole discretion decide not to declare dividends on its common stock at any time in the future.

Our management group controls the majority of common stock. In the aggregate, direct and beneficial ownership of Bernard, Allan & Edwards shares of common stock by Management and Directors represent approximately 69% of Bernard, Allan & Edwards issued and outstanding shares of common stock, and approximately 57% of such issued and outstanding stock if all the securities being offered herein are purchased and all warrants are exercised. Hence, the management group has control of the corporation with respect to the election of directors, approval of business combinations, and all other matters that may require shareholder approval or consent.

We are dependent on a few key personnel to operate Bernard, Allan & Edwards. Our performance is substantially dependent on the performance of its senior management.. The loss of the services of Michael B. McLaughlin, Sr. could have a material adverse effect on the business, results of operations and financial condition of Bernard, Allan & Edwards. Although Mr. McLaughlin has substantial share interests in Bernard, Allan & Edwards at present, Bernard, Allan & Edwards does not have agreements in place, which bind its senior management to Bernard, Allan & Edwards. In addition, Bernard, Allan & Edwards does not hold "key-man" insurance for its executive officers. See "Management."

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the common stockholders of Bernard, Allan & Edwards will be reduced. Common stockholders may experience additional dilution as such newly issued securities may have rights, preferences or privileges senior to those of the holders of the common stock.

A future acquisition could result in large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our financial condition. Acquisitions and mergers entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the partner companies, the diversion of management attention from existing business concerns, the risks of entering geographic and business markets in which we have no or limited prior experience and the potential loss of key employees of acquired organizations. We have not made any acquisitions in the past. No assurance can be given as to our ability to successfully integrate into any businesses, products, technologies or personnel that might be acquired in the future, and our failure to do so could have a material adverse effect on our business, results of operations and financial condition.

We will receive no proceeds from the sale of securities by the selling security holders in this offering. All the securities being offered herein are being offered by the selling security holders. We will not receive any proceeds from the sale of these securities. Bernard, Allan & Edwards could receive approximately $4,442,000 of gross proceeds from the exercise of the currently outstanding redeemable warrants and the Heartland Warrants. However, the exercise of any of such warrants is not assured.

Managements broad discretion over the allocation of proceeds from the exercise of the warrants means that those proceeds could be used for risky ventures not contemplated by or approved by the shareholders. Bernard, Allan & Edwards could receive up to $4,442,000 in gross proceeds from the exercise of the redeemable warrants and Heartland Warrants. Management will have broad discretion with respect to the use of the proceeds it may receive from the exercise, if any, of the warrants contained in the units being sold by the selling security holders. Because Management will retain control of Bernard, Allan & Edwards following this offering they may use such proceeds to make untimely acquisitions or risky ventures not approved by the shareholders.

RISKS RELATED TO THIS OFFERING

If you purchase shares in this offering either through purchase of the units or through the exercise of any warrants, you will experience immediate and substantial dilution in pro forma net tangible book value per share based on our book value as of December 31, 2002 of $1,680 or $.0003 per share of common stock. Net tangible book value per share represents the amount of our total assets less our total liabilities, divided by the number of shares of our common stock outstanding immediately after the offering but before the exercise of any warrants, options or other securities that may be convertible into common stock. Based upon an estimated offering price of $4.50 per unit, the exercise price of the Warrant B, purchasers of units in this offering would realize an immediate, substantial dilution of $4.50 per share of common stock or 100% of the estimated offering price per unit.

Our stock price is likely to be volatile and could result in substantial losses for investors purchasing shares in this offering.. The stock market has experienced extreme volatility in recent years and may continue to do so in the future. We cannot be sure that an active public market for our stock will develop or if an active market should develop that it would continue after this offering. Investors may not be able to sell their stock at or above our initial public offering price, if at all. The price for our stock will be determined in the marketplace and may be influenced by many factors, including the following:

  variations in our financial results or those of companies that are perceived to be similar to ours;
  changes in earnings estimates by industry research analysts;
  investors perceptions of us; and
  general economic, industry and market conditions.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our managements attention and resources and may therefore have a material adverse effect on our business, financial condition and results of operations.

No public market has existed for our shares and an active trading market may not develop or be sustained. This is our initial public offering and before this offering, there has been no public market for our common stock. We cannot assure you that an active trading market will develop or be sustained after this offering. You may not be able to resell your shares within a reasonable time or at or above the initial public offering price. There can be no assurance that the market price of our common stock after this offering will relate to our book value, assets, past operating results, financial condition or any other established criteria of value. Therefore, the initial public offering price or the price at which you may purchase units or the other securities being offered herein may not be indicative of the market price for our shares of common stock or other securities after this offering.

The sale of a substantial number of shares of our common stock after this offering may cause our stock price to fall .The market price of our shares of common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that substantial sales could occur, after the closing of this offering. These sales also might make it difficult for us to sell shares in the future at a time and at a price that we deem appropriate. After this offering, and the assumed exercise of all outstanding warrants, we will have 7,606,150 outstanding shares of common stock. Of these, 2,486,650 could be resold immediately in the public market. The remaining 5,119,500 shares, or 67% of our total outstanding shares, would continue to be restricted from immediate resale under the federal securities laws but may be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

Our Board of Directors has the authority to issue preferred stock, which could deter takeover bids even if those bide are in the common stockholders best interests. We have 3,000,000 shares of authorized and unissued preferred stock. These shares of preferred stock could be issued to third parties selected by management or used as the basis for a stockholders rights plan, which could have the effect of deterring potential acquirers. The ability of the board of directors to establish the terms and provisions of different series of preferred stock could discourage unsolicited takeover bids from third parties even if those bids are in the stockholders best interests.

We may not be able to obtain or maintain the quotation of our common stock on the NASDAQ Bulleting Board, which would make it more difficult to dispose of our common stock. We intend to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Even if it is accepted for quotation, we cannot guarantee that it will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

Our stock price is likely to be below $5.00 per share and treated as a "Penny Stock" which will place restrictions on broker-dealers recommending the stock for purchase. The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

  broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;
  broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;
  broker-dealers must disclose current quotations for the securities;
  if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and
  a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customers account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchasers written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur.

Our offering price was determined arbitrarily and is not reflective of any objective measurement of value. The amount and the price of the common stock being offered by the selling security holders is reflective of the exercise price of the redeemable warrants. We have established the offering price arbitrarily and it bears no relationship to Bernard, Allan & Edwards asset value, book value, net worth, or any other established criteria of value. The offering prices of the units, and the redeemable warrants were determined arbitrarily based on our assessment of the possible earnings potential of Bernard, Allan & Edwards and our belief in what may constitute and attractive share price to potential investors in our securities.

AVAILABLE INFORMATION

An Amended Registration Statement on Form SB-2 relating to the shares offered hereby has been filed by Bernard, Allan & Edwards with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to Bernard, Allan & Edwards and the Shares offered hereby, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement may be inspected and copied at the offices of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 and at regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D. C., upon the payment of the fees prescribed by the Commission. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Bernard, Allan & Edwards intends to furnish to its shareholders annual reports containing financial statements audited by an independent public accounting firm.

Neither the Issuer nor any affiliate thereof knowingly does business with the government of Cuba or with any person or affiliate located in Cuba.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about: - our market opportunity; - our strategies; - competition; - expected activities and expenditures as we pursue our business plan, and - the adequacy of our available cash resources. These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of Bernard, Allan & Edwards, its directors or its officers with respect to, among other things:

  trends affecting Bernard, Allan & Edwards financial condition or results of operations,
  Bernard, Allan & Edwards business and growth strategies,
  Bernard, Allan & Edwards financing plans.
  Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Managements Discussion and Analysis of Financial Condition and results of Operation" and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following should be read in conjunction with the Consolidated Financial Statements of Bernard, Allan & Edwards, Inc. and the notes thereto included elsewhere in this Report.

Plan of Operation

We have no current business operations and no source of revenue.

In May, 2002 management abandoned the financial services industry business plan that had been the focus of the companys operations since the acquisition of Bernard, Lee & Edwards Securities, Inc., a NASD broker-dealer, in March, 2001.

From March, 2001 until the end of December, 2001 we earned commissions and fees from Bernard, Lee & Edwards Securities, Inc. New York City retail securities brokerage office. Prior to September, 2001 that office had about five independent contractor agents servicing about 300 retail customers. Commissions and fees were earned primarily from the sale of mutual funds and equity securities listed on the major US stock exchanges. Although our business plan did not aim for an increase in the number of agents in that office, we did intend to allow the office to continue in operation while we were seeking growth of the overall financial services business by establishing independent contractor relationships with tax and accounting professionals, or by acquiring small to medium tax and accounting practices in Florida.

Bernard, Lee & Edwards Securities, Incs New York office was located in close proximity to the World Trade Center and after September 11, 2001 the office space was not useable. The staff conducted business out of temporary offices or from home. At that time we expected them to continue to do so until early into the first quarter of 2002 when we expected telephone service to become fully reestablished and the office building would again become available for safe occupancy. Revenues for the months of September and October, 2001 were negatively impacted. Revenue for November, 2001, however, was within the lower end of the normal, expected range, and revenue for December, 2001 was only somewhat below the expected range established from experience prior to the events of September 11. We reported a net loss of ($161,410) for fiscal 2001 on total revenue of $215,560.

For the fiscal year ending December 31, 2001, we recognized a loss of ($161,410) on gross revenues of $215,560. Gross revenues earned primarily on commissions from customer transactions were $89,195 for the fiscal year ending December 31, 1999 and $409,341 for the fiscal year ending December 31, 2000. Expenses during fiscal 1999 were $131,994 and Bernard Lee Securities experienced a net loss of ($42,799) for that year. Expenses during fiscal 2000 were $384,915 and Bernard Lee Securities experienced a net profit of $24,426 for fiscal 2000. The substantial increase in revenue and expenses from fiscal 1999 to fiscal 2000 is due primarily to the establishment of a New York City office that resulted in more sales and the payment of more commissions to the independent contractors working out of that office. Prior to the establishment of the New York office sales were made primarily by management.

Between September 11, 2001 and December 31, 2001 the independent contractor sales staff was attrited to one person. This is due to many factors. The general market decline experienced during most of 2001 made working in the industry generally less attractive to many retail sales people. The proximity of the office to the World Trade Center, and the disruption and dislocation caused by the events of September 11 made it more difficult for Bernard, lee & Edwards Securities, Inc. to retain its existing staff or to compete successfully for qualified sales personnel as compared with securities brokerage firms that were better capitalized or not so directly impacted by September 11. Additionally a NASD arbitration was filed in November, 2001 naming an independent contractor agent in the New York City office, along with the broker-dealer, as defendants. The broker-dealer, in turn, filed a claim for indemnification against the manager of the New York Office in the event there were an adverse result in the original arbitration.

By the end of December, 2001 the broker-dealer subsidiary had effectively ceased operations. No revenue from operations was generated in all of fiscal 2002. Total revenue for the company consisted of $101 in interest income. Expenses for fiscal 2002 were $94,433 and consisted primarily of professional fees, regulatory fees, and executive compensation. Non-accounting professional fees and executive compensation were paid almost entirely with common stock valued at from $.01 to $.04 per share of common stock.

By May, 2002 management reassessed the probability of successfully implementing our business plan in light of a continuing decline in revenue likely to be produced by the broker-dealer, the potential cost in capital resources and management time in rehabilitating the New York City office, the expense of defending the arbitration, the perceived damage to our marketing program among tax and accounting professionals caused by the arbitration, regardless of fault or outcome, and the harmful effect on present and future operations of a possibly adverse result in the arbitration against Bernard, Lee & Edwards Securities, Inc..

Therefore, in May, 2002 management took the decision to abandon the financial services industry business plan. All Bernard, Allan & Edwards ownership interest in Bernard, Lee & Edwards Securities, Inc. was distributed to its shareholders. Since Accounting Services Acquisition partners, Inc., the lone remaining subsidiary, had never conducted any business the divestiture of the broker-dealer subsidiary left Bernard, Allan & Edwards with no business operations and no source of revenue. In an attempt to preserve our remaining assets and any shareholder value, management is seeking to acquire or the opportunity to be acquired by an ongoing business through merger. At the date of this Prospectus management is not involved in any discussions or negotiations relative to any proposed acquisition or merger.

Our ability to complete a future acquisition or merger is uncertain. We may not be able to identify a suitable businesses partner for acquisition or merger. We may not be able to complete an acquisition or merger on terms that we consider economically acceptable. Even if we are successful in completing an acquisition or merger the resultant business may not be profitable. There is intense competition for acquisition and merger opportunities in almost every area of the country and in almost every industry. Many of our competitors are likely to be more experienced and better capitalized. Also, our management is not experienced in operating a variety of businesses outside the financial services industry and it may not be able to accurately evaluate the business prospects of any acquisition or merger candidate.

Liquidity

At December 31, 2002 we had about $1,700 in cash and about $1,700 in current liabilities and expenses anticipated through April, 2003. We have no recurring monthly obligations for office rent, telephone, or other usual operating expenses as these items are being donated at no cost by management.

We do anticipate future incidental expenses consisting of professional accounting and legal fees related primarily to our ongoing SEC filing obligations. We may also incur expenses related to our search for and evaluation of suitable merger or acquisition candidates. We anticipate that the greater portion of expenses related to this activity would consist of travel, lodging if required, and similar related expenses. After one or more suitable acquisition or affiliation candidates are determined the dominant cost related to this activity will likely become legal and accounting expenses. In the event that management determines that our liquidity at any time would not be sufficient to perform an adequate search for or evaluation of potential merger or acquisition candidates then management intends to conduct a small private offering of our securities to raise cash sufficient to complete the process. Management anticipates it likely would be successful in raising sufficient cash as needed at that time through a private offering of securities to management personnel or to a small number of business associates, although we are unable at this time to ascertain the limits or the parameters of any such possible offering.

The following table shows the separate historical results of Bernard, Allan & Edwards, Inc. and Bernard, Lee & Edwards Securities, Inc. for the periods prior to the consummation of the exchange of shares between the shareholders of the two entities and subsequent to the exchange: In May, 2002 Bernard, Allan & Edwards, Inc. divested Bernard, Lee & Edwards Securities, Inc. in a spin-off to the shareholders of Bernard, Allan & Edwards, Inc.

	Year	Year
	Ended	Ended
	Dec. 31, 2002	Dec. 31, 2001
Revenues:
Bernard, Allan & Edwards, Inc.	$101	$1,453
Bernard, Lee & Edwards Securities, Inc.	0	214,850
Intercompany eliminations	-	-

Consolidated revenues	$101	$216,303

Net Income ( Loss ) :
Bernard, Allan & Edwards, Inc.	(94,332)	(149,386
Bernard, Lee & Edwards Securities, Inc.	-	(12,024)
Total	(94,332)	(161,410)

Bernard, Allan & Edwards, Inc.
Loss before acquisition	-	(5,731)

Consolidated Net Income (Loss)	($94,332)	($167,141)

Fiscal 2002 as compared to fiscal 2001. A tabular breakdown of revenue and expenses is as shown in the table below.

	Dec 31, 2002	Dec 31, 2001
REVENUE:
Commission Income		$206,548
Trading Income		1,588
Interest Income	101	2,071
Other Income		5,353
Total Revenue	$101	$215,560

EXPENSES:
Commission Expense		$130,611
Salary Expense	18,460	36,511
Regulatory and Clearance Fees	947	39,155
Professional Expenses	60,156	73,392
Other Expenses	14,870	97,301
Total Expenses	94,433	376,970)
Income(loss) Before Income Taxes	(94,332)	(161,410)
Provision for income Tax	0	0
Net Income (Loss)	$(94,332)	$(161,410)
Net Income (Loss) per Share of Common Stock
Basic	($.02)	($0.07)
Diluted	($.02)	(($0.06)

USE OF PROCEEDS FROM SALE OF

SECURITIES BEING OFFERED BY THE SELLING SECURITY HOLDERS

Bernard, Allan & Edwards will not receive any of the proceeds from the sale of Units, redeemable warrants, Heartland Warrants or the 177,100 shares of common stock by the selling security holders; all proceeds will be paid directly to the selling security holders. See "Selling Security Holders." Bernard, Allan & Edwards could receive up to $4,442,000 of gross proceeds from the exercise of all of the currently outstanding redeemable warrants and the Heartland Warrants. However, such exercise of any of the outstanding warrants is not assured.

Bernard, Allan & Edwards has incurred approximately $33,688 in expenses relating to this offering and intends to use the net proceeds from the exercise of the warrants, if any, for working capital purposes. Such funds will not be kept separate from other funds of Bernard, Allan & Edwards and collectively will be used to pay all obligations of Bernard, Allan & Edwards including compensation to the officers. No proceeds are allocated specifically to any other payment, directly or indirectly, to directors, officers or their affiliates. The officers of Bernard, Allan & Edwards have broad discretion over the use of proceeds. See "Risk Factors -- Managements Broad Discretion Over the Allocation of Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

USE OF PROCEEDS FROM EXERCISE OF WARRANTS BEING OFFERED

BY THE SELLING SECURITY HOLDERS

Generally, the net proceeds resulting from the exercise of warrants will be utilized by Bernard, Allan & Edwards for its general corporate purposes. Other net proceeds resulting from the exercise of any warrants will be utilized by Bernard, Allan & Edwards to finance future growth of its. See "Description of Business" The greatest amount and percentage of proceeds from the exercise of warrants, if any, will be used to fund Bernard, Allan & Edwards operating expenses for the several months following such exercise. None of the proceeds from this Offering or the exercise of any warrants would be allocated to the immediate payment to management and promoters of any fees, reimbursements or past salaries. See "Risk Factors -- Managements Broad Discretion Over the Allocation of Bernard, Allan & Edwards Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the exercise of the redeemable warrants and the amount of any such proceeds, actual funding requirements of Bernard, Allan & Edwards from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by Bernard, Allan & Edwards but, in practice, we typically places such funds in its money market account pending their use.

The sale and issuance of securities upon the exercise of Redeemable Warrants will result in proceeds directly to Bernard, Allan & Edwards as follows:

PRICE TO THE PUBLIC	UNDERWRITING DISCOUNTS AND COMMISSIONS (3)	PROCEEDS TO THE ISSUER(4)(5)
1,416,800 shares @ $1.25 (1)(2)	-0-	$ 1,771,000 (1)(2)
442,750 shares @ $4.00 (1)(2)	-0-	1,771,000 (1)(2)
200,000 shares @ $4.50 (1)(2)		900,000(1)(2)
TOTAL	-0-	$ 4,442,000

(1) The 1,416,800 shares of Common Stock issuable at $1.25 per share consist of the shares issuable upon the exercise of the 117,100 currently outstanding Redeemable Warrants A; the 442,750 shares of Common Stock issuable upon the exercise of the 117,100 currently outstanding Warrant B; the 200,000 shares of Common Stock issuable upon exercise of the Heartland Warrants

(2) The above table assumes the exercise of all 117,100 of the Redeemable Warrant A at an exercise price of $1.25 per share; the exercise of all 117,100 of the Redeemable Warrant B at an exercise price of $4.00 per share, and the exercise of all 200,000 Heartland Warrants at an exercise price of $4.50 per share.

(3) The securities registered hereunder will not be sold through an underwriter.

(4) All expenses of this registration other than commissions and concessions which may be paid by the selling security holders, are payable by Bernard, Allan & Edwards, and are estimated at $33,688. The Selling Security Holders are not paying any of the costs associated with this registration. The expenses payable by Bernard, Allan & Edwards in connection with the issuance and distribution of the securities being registered are estimated, where appropriate, as follows:

Securities and Exchange Commission Fees............	$ 1,288
Transfer/Warrant Agents Fee and Expenses..........	900
Accounting Fees and Expenses...............................	3,000
Blue Sky Fees and Expenses...................................	4,500
Printing Expenses ..................................................	1,000
Legal Fees...............................................................	22,000
Miscellaneous.........................................................	1,000
TOTAL...................................................................	$33,688

(5) The price received by Bernard, Allan & Edwards is the price at which warrantholders may buy common stock upon the exercise of the redeemable warrants.

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the amount of any such proceeds, actual funding requirements of Bernard, Allan & Edwards from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by Bernard, Allan & Edwards but, in practice, Bernard, Allan & Edwards typically places such funds in a money market account pending their use.

DESCRIPTION OF THE COMMON STOCK AND OTHER SECURITIES

Common stock, no par value

We have 5,546,600 outstanding shares of common stock owned by 49 stockholders. Of the outstanding shares, 427,100 may be resold immediately in the public market. If all the redeemable warrants and the Heartland warrants are exercised the number of outstanding shares will increase to 7,606,150 of which 2,486,650 may be immediately resold in the public market.. The remaining 5,119,500 shares, or 67% of our total outstanding shares, would continue to be restricted from immediate resale under the federal securities laws but may be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

Holders of our common stock are entitled to one vote for each share of common stock held of record. There are no cumulative voting rights. Each holder of our common stock is also entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. We have never paid any dividends on our common stock, and we do not anticipate declaring or paying dividends in the foreseeable future. It is anticipated that any earnings which may be generated from our operations will be used to finance our growth and will not be used to pay dividends on our common stock. The holders of our common stock are also entitled to share ratably in any distribution of our assets upon liquidation of Bernard, Allan & Edwards after payment of all debts and liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to our shares of common stock.

We can issue up to 80,000,000 shares of common stock (72,393,850 are currently available to be issued), and up to 3,000,000 shares of Preferred Stock. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of Bernard, Allan & Edwards will be reduced. Shareholders may experience additional dilution as such securities may have rights, preferences or privileges senior to those of the holders of the common stock. Bernard, Allan & Edwards does not currently have any contractual restrictions on its ability to incur debt and, accordingly, Bernard, Allan & Edwards could also incur significant amounts of indebtedness to finance its operations. Any one or a combination of these factors would dilute the respective ownership of each holder of common stock.

Preferred Stock, no par value

There are 3,000,000 authorized shares of Preferred Stock. No Preferred Shares have been issued. The terms of class or series, including the preferences, limitations, and relative rights for any Preferred Shares shall be determined by the Board of Directors without a vote of any stock holders before the issuance of any Preferred Shares.

Warrant A and Warrant B

Warrant A gives the holder the right to acquire eight shares of Bernard, Allan & Edwards common stock for each warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of Bernard, Allan & Edwards common stock for each warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of a registration statement filed with the Securities and Exchange Commission for the purpose of registering Warrant A and Warrant B. Warrant A will expire twenty-four months from February 14, 2002 and Warrant B will expire thirty months from said date unless extended. The warrants will remain effective during the exercise period, and Bernard, Allan & Edwards board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. Bernard, Allan & Edwards will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of Bernard, Allan & Edwards common stock is $2.00 or higher for a period of twenty consecutive trading days, and Warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

Heartland Warrants

The Heartland Warrants give the holder the right to acquire 1 share of common stock per warrant at an exercise price of $4.50 per share. There are 200,000 Heartland Warrants currently outstanding. The warrants will expire four years from the effective date of the registration statement to which this Prospectus relates, or on February 14, 2006. Holders may exercise any number of warrants from time to time, and at any time, at the exercise price up to the expiration date. Although not required to do so by agreement or otherwise, Bernard, Allan & Edwards does not intend to make the Heartland Warrants a separately tradable security distinct, and apart from the 200,000 shares of common stock underlying the warrants. This means that the Heartland warrants will not be listed on the OTCBB or any other listing service, and that the Heartland warrantholders will not have the ability to sell the warrants in the secondary market. Management believes that registering the Heartland warrants under the Securities Act, and listing the Heartland warrants would negatively impact the limited liquidity of our other securities. There are no other restrictions on transfer of the Heartland Warrants.

This Offering is Being Self-Underwritten

This offering is being self-underwritten. That means, among other things, that we do not have an underwriter that will introduce Bernard, Allan & Edwards to its customers or to other potential investors. We do not reasonably expect that any analyst will follow our company and its common stock upon the completion of this offering. The lack of an underwriter during this offering, and the lack of analyst coverage following the offering will hamper the liquidity in our common stock in the secondary market following the completion of this offering. We intend to seek the services of one or more market makers upon the completion of this offering with the expectation that such market maker(s) would take the steps necessary to have our common stock quoted on the NASDAQ OTCBB. We reasonably expect vFinance Investments, Inc. to become a market maker for our securities. See the section titled "Market for Common Equity and Related Shareholder Matters" for additional discussion on the steps for listing on the OTCBB. The lack of liquidity will make it difficult for you to sell any shares that you may purchase in this offering. Additionally, the lack of liquidity in a security is often accompanied by a large spread between the price that investors must pay to purchase a security (the ask) and the price at which that investor could reasonably sell the same security (the bid). Intervening factors could also increase the amount of the spread and affect that security market price. All these factors affecting the liquidity of your investment in our common stock will be exacerbated by the likely status of our common stock as a "penny stock." See "Risk Factors - Risks Related to this Offering." See also "Market for Common Equity and Related Shareholder Matters."

DESCRIPTION OF BUSINESS

GENERAL

Bernard, Allan & Edwards, Inc. ("Bernard, Allan & Edwards") was incorporated in Florida on February 7, 2000. At the time of its organization Bernard, Allan & Edwards was named Internet E-Street.com, Inc. We intended at that time to pursue a niche business involving the design and development of internet web sites for small-medium sized retail businesses. We changed our business focus in the beginning of 2001 partly in response to the extreme volatility being exhibited in the US stock market for the shares of public companies similarly engaged in internet commerce, and partly because the low cost of entry into this line of business was likely to create continuous competitive pressures on the markets we could serve effectively, and on the amounts we could charge for our services. We believed these factors would negatively impact our ability to provide a reasonable return on investment to our shareholders.

We determined in early 2001 that Bernard, Allan & Edwards would pursue a business strategy whereby it would become a management and holding company for its operating subsidiaries which would provide various financial services to United States consumers. As the first step in implementation of that strategy we acquired Bernard, Lee & Edwards Securities, Inc. ("Bernard Lee Securities") , a NASD registered broker dealer, on March 16, 2001. The acquisition was accomplished in a tax free exchange of common stock whereby we exchanged 1,247,500 shares of our common stock for all the outstanding common stock of Bernard Lee Securities. On March 22, 2001 we incorporated in Florida a wholly owned subsidiary called Accounting Services Acquisition Partners, Inc. ("ASAP").

Bernard Lee Securities had been in operation since 1989 as a retail brokerage operation offering equity securities and mutual funds listed on the major US exchanges. We intended to expand the Bernard Lee Securities product line to include a wide range of financial products and services to our customers including personal and business accounting, tax and financial planning, estate planning, long term investments such as annuities and mutual funds, loans and mortgages, and various insurance products.

At the time of the acquisition of Bernard Lee Securities and throughout fiscal 2001 it operated in only one location, New York City. For most of 2001 that office employed about five sub-agents servicing approximately 300 retail customers.. The New York City office provided a significant part of our revenue from sales of mutual funds and equity securities listed on the major US stock exchanges. We did not intend to increase the size of the New York City office and intended to grow the business by establishing independent contractor relationships with tax and accounting professionals in Florida.

We intended to use ASAP to acquire small tax preparation and accounting businesses in the State of Florida initially. We believed that this strategy would provide an opportunity for accelerated growth in the number of customers qualified to purchase our products and services, and for growth in the revenue stream which such sales would generate. We believed that many professional tax preparation businesses and accounting firms have a unique relationship founded on service, loyalty and trust with their established clientele and that when providing tax preparation and accounting services to this clientele that many opportunities would arise to provide a wide range of financial services and products. We had discussions with the principals of some tax preparation and accounting business in South Florida and had made some preliminary evaluations of those businesses, but no acquisitions had occurred

Gross revenues earned primarily on commissions from customer transactions were $89,195 for the fiscal year ending December 31, 1999 and $409,341 for the fiscal year ending December 31, 2000 and $215,560 for the fiscal year ending December 31, 2001. Expenses during fiscal 1999 were $131,994 and Bernard Lee Securities experienced a net loss of ($42,799) for that year. Expenses during fiscal 2000 were $384,915 and Bernard Lee Securities experienced a net profit of $24,426 for fiscal 2000. For fiscal 2001 expenses were $376,970 and Bernard Lee Securities experienced of loss of ($161,410).

EVENTS FOLLOWING SEPTEMBER 11, 2001

The New York office was located in close proximity to the World Trade Center and on September 11, 2001 the office space was damaged in the terrorist attack and was not useable. The staff continued to conduct business out of temporary offices or from home. At that time we expected them to continue to do so until early into the first quarter of 2002 when we expected telephone service to become fully reestablished and the office building would again become available for safe occupancy. Revenues for the months of September and October, 2001 were negatively impacted. Revenue for November, 2001, however, was within the lower end of the normal, expected range, and revenue for December, 2001 was only somewhat below the expected range established from experience prior to the events of September 11. We reported a net loss of ($161,410) for fiscal 2001 on total revenue of $215,560.

By the end of the last quarter of 2001 the independent contractor sales staff was attrited to one person. We believe that the attrition is attributable to variety of factors. The general stock market volatility and decline experienced during most of 2001 made working in the industry generally less attractive to many sales people. The proximity of the office to the World Trade Center, and the disruption and dislocation caused by the events of September 11 made it more difficult for the broker-dealer subsidiary to retain or compete for qualified sales personnel as compared with securities brokerage firms that were better capitalized or not so directly impacted by September 11. Additionally a NASD arbitration was filed in November, 2001 naming an independent contractor agent in the New York City office, along with the broker-dealer, as defendants. The broker-dealer, in turn, filed a claim for indemnification against the manager of the New York Office in the event there were an adverse result in the original arbitration.

During the first quarter of 2002 our general plan of operation for fiscal 2002 had been to concentrate on expanding Bernard Lee Securities customer base by acquiring or affiliating with practicing accounting professionals of established small tax preparation and accounting businesses located in Florida. We did not intend to increase the staff of our New York City office beyond five sales agents. We anticipated that the principals of many tax preparation and accounting firms may prefer adding financial services to their existing business as opposed to selling their entire practice. In these situations we intended to offer these principals the opportunity to affiliate with our broker-dealer subsidiary as financial services independent contractors.

We also intended to increase the number and variety of financial products and services that we could offer to our clients by expanding into tax and estate planning, mortgages, and insurance products although we had no specific plan or timetable for when any of these new products and services would become available.

In early 2002, however, management reassessed the probability of successfully implementing our financial services business plan in light of the likely decline in revenue produced by Bernard Lee Securities, the potential cost in capital resources and management time in rehabilitating the New York City office, the expense of defending the arbitration, the perceived damage to our marketing program among tax and accounting professionals caused by the arbitration, and the harmful effect on present and future operations and our financial condition of a possibly adverse result in the arbitration.

In May, 2002 management took the decision to abandon the financial services industry business plan. All Bernard, Allan & Edwards ownership interest in Bernard, Lee & Edwards Securities, Inc. was distributed to its shareholders. Since Accounting Services Acquisition partners, Inc., the lone remaining subsidiary, had never conducted any business the divestiture of the broker-dealer subsidiary left Bernard, Allan & Edwards with no business operations and no source of revenue. In an attempt to preserve our remaining assets and any shareholder value, management is seeking to acquire or the opportunity to be acquired by an ongoing business through merger. At the date of this Prospectus management is not involved in any discussions or negotiations relative to any proposed acquisition or merger.

Our ability to complete a future acquisition or merger is uncertain. We may not be able to identify a suitable businesses partner for acquisition or merger. We may not be able to complete an acquisition or merger on terms that we consider economically acceptable. Even if we are successful in completing an acquisition or merger the resultant business may not be profitable. There is intense competition for acquisition and merger opportunities in almost every area of the country and within almost every industry. Many of our competitors are likely to be more experienced and better capitalized. Also, our management is not experienced in operating a variety of businesses outside the financial services industry and may not be able to accurately evaluate the business prospects of any acquisition or merger candidate.

DESCRIPTION OF PROPERTY

At the date of this Prospectus Bernard, Allan & Edwards operates from dedicated, residential office space in Leesburg, Florida contributed by its current President who is authorized to receive $1,000 per month as rent but has not done so.

EMPLOYEES

At the date of this Prospectus Bernard, Allan & Edwards does not have any full time employees for accounting purposes, although its senior management, Michael B. McLaughlin, Sr. devotes as much of his time as needed to the affairs of Bernard, Allan & Edwards. Additional management and professional services are provided, from time to time, as needed, by various professionals and independent contractors. (See "Use of Proceeds" and "Managements Discussion and Analysis" and "Description of Business")

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Michael B. McLaughlin, Sr. 64, Director, President, Treasurer, Secretary. Mr. McLaughlin has many years of experience in investment banking operations, underwriting, and acquisitions and mergers. He became a licensed securities broker in 1965. He was employed by various over-the-counter firms in Minneapolis, MN for 10 years and advanced through the positions of sales manager and manager of the underwriting department. From 1976 through 1988 he invested in real estate, participated in private placements, was involved in real estate limited partnerships, and acted as a self-underwriter for Wireless Data Solutions, Inc. during its IPO. From 1988 to February, 1999 he was the Chief Executive Officer of Wireless Data Solutions, Inc., a public company. During this time period he founded Bernard, Lee & Edwards Securities, Inc., a NASD registered broker-dealer, and served as its Chief Executive Officer from inception in 1989 and until the firm was withdrawn from membership in the NASD in 2002. Mr. McLaughlin also voluntarily withdrew is personal membership in the NASD at that time.

Thomas E. LaRossa, 70, is a former Director, President, Treasurer. He resigned from active participation in the management of the Company in August, 2002. Mr. LaRossa was also the President, Treasurer, and Financial-Operations Principal (FINOP) of Bernard, Lee & Edwards Securities since 1997. He has been employed in the securities industry since 1953 and has served in several capacities for a number of broker-dealers in New York and Florida. Mr. LaRossa has many years of experience in broker dealer operations, including trading, market making, sales and trade practices, surveillance, supervisory and operational procedures, customer suitability, and other important compliance areas. He is past president of the Cashiers Association of Wall Street and has acted as NASD arbitrator. Mr. LaRossa holds a Bachelor of Arts from Pace College, NY, NY. Mr. LaRossa has also voluntarily withdrawn his personal membership in NASD.

None of our officers or directors has been a party, either in their individual capacity or in the capacity as an officer, director, partner or proprietor of any business entity, to any bankruptcy proceeding, criminal proceeding, or any prosecution or disciplinary proceeding under either the Federal or State Securities Laws.

At the date of this Prospectus only one member of the maximum nine members constituting the entire Board of Directors is sitting. The By-Laws permit the existing members of the Board of Directors to fill vacancies for a period up to the remaining term of any existing vacancy. The current member does not anticipate that additional members will be appointed to the Board of Directors over the next several months absent the likelihood of a business combination..

Under Florida corporation law, no director of Bernard, Allan & Edwards shall be personally liable for monetary damages as such for any action taken by such director, or any failure on the part of such director to take any action, unless (I) such director has breached or failed to perform the duties of his office as set forth under applicable law; and (II) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, except as otherwise provided by applicable law. Bernard, Allan & Edwards Articles of Incorporation also provide that, if Florida law is hereafter amended to authorize the further elimination of limitation of the liability of the directors of Bernard, Allan & Edwards, then the liability of such directors shall be eliminated or limited to the fullest extent permitted by applicable law.

The Articles of Incorporation and the Bylaws (the "Bylaws") of Bernard, Allan & Edwards provide that Bernard, Allan & Edwards shall, to the full extent permitted by the laws of the State of Florida, as amended from time to time, indemnify all persons whom they may indemnify pursuant thereto. The Bylaws of Bernard, Allan & Edwards also provide that Bernard, Allan & Edwards may obtain insurance on behalf of such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Bernard, Allan & Edwards has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

This item provides disclosure of all cash, non-cash, plan and non-plan compensation awarded to, earned by, or paid to the named executive officer and director for all services rendered in all capacities to Bernard, Allan & Edwards and its subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Underlying Options/SAR#	All Other Compensation
Michael B. McLaughlin, Sr.	2002	13,365	0	0	0	0	0
CEO,CFO, Secretary	2001	13,240	0	0	$40,5000(1)0	0	0

Thomas E. LaRossa	2002	4,545	0	0	0	0	0
President, Treasurer	2001	13,240	0	0	$40,5000(1)0	0	0

 (1) Messrs. McLaughlin and LaRossa were paid compensation in restricted stock in lieu of cash in fiscal 2001 and fiscal 2002. The stock was valued at $.50 per share for this purpose during fiscal 20001 and from .01 to .04 per share in 2002.

AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTIONS/SAR VALUES

No options or SARs were exercised in the fiscal year ending December 31, 2001 or 2002.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS

No options were granted as compensation to any persons during fiscal 2001 or fiscal 2002. No stock appreciation rights (SARs) were granted as compensation to any persons in fiscal 2001 or 2002.

STOCK OPTION PLAN

The Board of Directors has proposed and the shareholders have approved on March 16, 2001 the Incentive Stock Option Plan to grant 1,000,000 options to purchase 1,000,000 common shares of Bernard, Allan & Edwards common stock at prices and upon terms to be determined by the Board of Directors or the Stock Option Committee if an when such committee shall come into existence. No options have been granted as of the date of this Prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bernard, Allan & Edwards does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by Bernard, Allan & Edwards or in any transaction to which Bernard, Allan & Edwards is a party or has an interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Bernard, Allan & Edwards common stock as of February 28, 2002 by the directors of Bernard, Allan & Edwards, the Named Officers, each person known by Bernard, Allan & Edwards to be the beneficial owners of five percent (5%) or more of the common stock of Bernard, Allan & Edwards, and all directors and officers of Bernard, Allan & Edwards as a group.

Name and Position (if applicable)	Number of Common Shares Beneficially Owned (1)	Percentage of Class
Michael B. McLaughlin, Sr. Director, CEO, CFO Bernard, Allan & Edwards, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	1,951,600 (2)	35.2% (2)

Thomas E. LaRossa Bernard, Allan & Edwards, Inc. Director 1016 Shore Acres Drive Leesburg, FL 34748	960,600	17.3% (3)

Wyman Taylor Director of Heartland Industries, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	541,000 (3)	9.7% (4)

Heartland Diversified Industries, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	529,000 (2,3)	9.5% (2,3,4)

All executive officers and directors as a group (2 persons)	3,453,200	62.2%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The number of shares presented beside Michael B. McLaughlin, Sr. in the above table includes the aggregate of shares of Common stock owned by Mr. McLaughlin and his wife; and by reason of his beneficial ownership of the Common stock held by Heartland Diversified Industries, Inc.(529,000); and by reason of his custodial control of Common stock owned by his children (102,000).

(3) The number of shares presented beside Wyman Taylor include the aggregate of shares of common stock owned directly by him (12,000) and by reason of his status as a director of Heartland Industries, Inc. (529,000).

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Common Stock

There is currently no public trading market for shares of Bernard, Allan & Edwards common stock, no par value per share (the "common stock"). As of the date hereof, we have 5,546,600 outstanding shares of common stock owned by 49 stockholders. Of the outstanding shares, 427,100 may be resold immediately in the public market.

The timing of the exercise of any warrants is unknown. All, a portion, or none of the currently outstanding warrants may eventually be exercised at prices ranging from $1.25 to $4.50 per share of common stock. If all the redeemable warrants and the Heartland warrants are exercised the number of outstanding shares will increase to 7,606,150 of which 2,486,650 may be immediately resold in the public market.. The remaining 5,119,500 shares, or 67% of our total outstanding shares, would continue to be restricted from immediate resale under the federal securities laws but may be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

Following this Offering we intend to present our company to market makers to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Although only one market maker is required to initiate the OTCBB qualification procedure and to have our stock quoted on the OTCBB, at the date of this prospectus we have not completed the NASD process, although we reasonably expect vFinance Investments, Inc. to become a market maker for our securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

Before the exercise of any warrants, there are 427,100 shares of common stock available for secondary trading in the public market although at the date of this Prospectus no secondary trades have occurred. The lack of liquidity in our common stock is likely to make the trading price our common stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market. Additionally, our stock price may become subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to ours and other events or factors. In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a companys securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of managements attention and resources, which would have a material adverse effect on our business, results of operations and financial condition. It is possible that wide fluctuations in the trading price of our common stock could result in class action litigation against us, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless: (a) such sale or purchase is exempt from Rule 15g-9; (b) prior to the transaction the broker or dealer has (1) approved the persons account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and (c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment. The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc Automated Quotation System. It is likely that shares of common stock, assuming a market were to develop therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell our common stock and the ability of shareholders to sell their securities in the secondary market. Moreover, our shares may only be sold or transferred by our shareholders in those jurisdictions in which an exemption for such "secondary trading" exists or in which the shares may have been registered

We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends is entirely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, our capital requirements, and our financial condition, as well as other relevant factors.

Potential future Rule 144 sales may impact the value of our common stock. As of December 31, 2002 of the 80 million shares of our common stock authorized, there were issued and outstanding 5,546,600 of which 5,119,500 are restricted shares as that term is defined under the Securities Act, and may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to the greater of (i) 1% of our outstanding common stock or (ii) the average weekly trading volume for the four week period prior to the proposed date of sale, every 3 months. Additionally, Rule 144 requires that an issuer of securities make adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule15c2-11 thereunder. Rule 144 also permits, under certain circumstances, that sale of shares by a person who is not an affiliate (and has not been an affiliate for the 90 day period preceding the proposed sale) of Bernard, Allan & Edwards and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available.

Our Articles of Incorporation authorize the issuance of up to 80 million shares of common stock. It is our intention to issue more shares at one or more times in the future. Sales of substantial amounts of common stock (including shares that may become issuable upon the exercise of stock options, the conversion of other securities into common stock, and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and our ability to raise equity capital in the future.

PLAN OF DISTRIBUTION

This is a self underwriting made through our officer and director, Mr. Michael B. McLaughlin. To act in such capacity for us, Mr. McLaughlin must be registered as broker/dealers or must be exempt from such registration. We believe Mr. McLaughlin is exempt from registration as broker dealers by virtue of compliance with Rule 3a4-1 of the Exchange Act, as he meets the following conditions: (1) he is not subject to statutory disqualification. (2) he will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. (3) he is and will not be at the time of his participation an associated person of a broker dealer. Mr. McLaughlin was formerly an associated person of Bernard, Lee & Edwards Securities, Inc, a NASD registered broker-dealer. (4) he meets the requirements of Rule 3a4-1(1)(4)(iii). We are not offering these securities through an underwriter and therefore, no discounts or commissions will be allowed to dealers.

The Company is not selling any shares in this Offering. Any shares sold in this Offering will be sold by selling shareholders or their successors-in-interest.

The Company has no arrangements with the selling shareholders with regard to the sale of their shares. The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any shares of their common stock on any stock exchange, market or trading facility on which our shares are traded or quoted or in a private at prevailing market prices or privately negotiated prices. The selling shareholders may use one or more of the following methods when selling shares: - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; - Block trades in which the broker-dealer will attempt to sell as agent but may position and resell a portion of the block as a principal to facilitate the transaction; Purchase by a broker-dealer as principal and resale by the broker-dealer for its account; - An exchange distribution in accordance with the rules of the applicable exchange; - Privately negotiated transactions; - A combination of any such methods of sales; and/or - Any other method permitted pursuant to applicable law. If for any reason a selling shareholder is not able to sell his or her shares under this prospectus, then such selling shareholder also may sell his or her shares under Rule 144 of the Act, rather than under this prospectus. Selling shareholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection such sales. The aggregate proceeds to the selling shareholders from the sale of the shares will be the purchase price of their Bernard, Allan & Edwards' common stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The selling shareholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Act, and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act. In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licensed brokers or dealer. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with these requirements.

The common stock Units are being sold on a continuous basis pursuant to Rule 415. The offering of the common stock Units will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness. Management believes that the amount of common stock Units, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration or any post-effective amendment thereto.

The validity of the common stock being offered hereby have been passed upon for Bernard, Allan & Edwards by M. Peter Amaral, Esq., P.O. Box 971086, Boca Raton, Florida 33497-1086.

DILUTION

Our net tangible book value as of December 31, 2002 was $1,680 or $.0003 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of our tangible assets and dividing the remainder by the number of shares of our common stock outstanding. Based upon an estimated offering price of $4.00 per unit, the exercise price of the Warrant B, purchasers of units in this offering would realize an immediate, substantial dilution of $4.00 per share of common stock, or 100% of the estimated offering price.

DETERMINATION OF OFFERING PRICE

The amount and the price of the common stock Units being offered by the Selling Security Holders, and the exercise price of any outstanding warrants, have been established arbitrarily and may bear no relationship to Bernard, Allan & Edwards asset value, book value, net worth, or any other established criteria of value. We have arbitrarily determined the offering price of securities that we have sold previously based on our assessment of the possible earnings potential of Bernard, Allan & Edwards at that time, and our assessment of the minimum share price that may be attractive to potential investors of our common stock. The Selling Security Holders have not yet determined any specific plan of distribution. Such common stock and Redeemable Warrants may be sold by the Selling Security Holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The Selling Security Holders may effect such transactions by selling the Units, the common stock or Redeemable Warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the common stock or Redeemable Warrants for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Plan of Distribution" and "Selling Security Holders."

SELLING SECURITY HOLDERS

All of the shares of common stock (collectively, the "Shares") offered herein for the accounts of the persons identified in the following table (the "Selling Security Holders") are intended to be offered to the public immediately upon effectiveness. The Selling Security Holders and the amount of securities that may be acquired by each are set forth below.

177,100 shares of common stock being offered by the Selling Security Holders were acquired as a component of a Unit in a non public offering by Bernard, Allan & Edwards. 2,059,550 additional shares, which will be offered by the Selling Security Holders, may be acquired by them as follows: 1,416,800 shares at an exercise price of $1.25 pursuant to the outstanding Warrant A; 442,750 shares at an exercise price of $4.00 pursuant to the outstanding Warrant B, and 200,000 shares at exercise price of $4.50 pursuant to the outstanding Heartland Warrants. As of the date of this Prospectus, no Selling Security Holder has exercised any of the warrants described above.

Name, and position, office, or other material relationship with Bernard, Allan & Edwards, if any	Number of Shares Owned Before the Offering	Number of Shares Being Offered	Number of Shares Owned After the Offering	% of Class Owned After the Offering
Kathy Hassler	1463	1463	0	0.03%
Robert Green	1330	1330	0	0.03%
Harley Levernez	2660	2660	0	0.05%
John Kornovich	3990	3990	0	0.08%
Jeffrey Diehi	2660	2660	0	0.05%
Dimitri Dimitri	2660	2660	0	0.05%
Dennis Yankus	2660	2660	0	0.05%
Evelyn Sakry	1330	1330	0	0.03%
Kathyryn Jahnke	1330	1330	0	0.03%
Richard Holborn	6650	6650	0	0.13%
Chintana Ohi	16625	16625	0	0.33%
Kathleen Pratt	1330	1330	0	0.03%
Richard Shultz	16625	16625	0	0.33%
Greg Brenny	6650	6650	0	0.13%
Joseph Zachman	13300	13300	0	0.26%
Richard Lash	2660	2660	0	0.05%
Donald DeBoer	2660	2660	0	0.05%
Clark Misemer	1330	1330	0	0.03%
Lyle Happel	2660	2660	0	0.05%
Donald Wimperis	5320	5320	0	0.10%
Will Kociemba	7980	7980	0	0.16%
Daniel Robak	5320	5320	0	0.10%
Leonid Sorin	1330	1330	0	0.03%
Bruce Kuiper	1330	1330	0	0.03%
Interim Investment Grp	1330	1330	0	0.03%
Key Management, Inc.	1330	1330	0	0.03%
Jennifer Weyrauch	1330	1330	0	0.03%
Heartland Diversified Industries, Inc.	588,663	75,000	513,663	10.7%
Wyman Taylor	15960	2000	13,960	0.27%
Raymond Orton	2660	2660	0	0.05%
Michael McLaughlin, Jr.	6650	6650	0	0.13%
Kelly Christiansen Custodian	2660	2660	0	0.05%
Paul Taylor Custodian	1330	1330	0	0.03%
Lindsay McLaughlin	1330	1330	0	0.03%
Bonnie Taft	1330	1330	0	0.03%
Jessie Taft	1330	1330	0	0.03%
John McLaughlin, Custodian. Former CEO	1330	1330	0	0.03%

PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

All of the shares of common stock offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this Prospectus is a part. Currently, no underwriter is involved in the distribution of the securities that may be owned by the Selling Security Holders, but rather sales will be made by the Selling Security Holders either directly or through one or more securities brokers or dealers in over-the-counter transactions on The NASDAQ Stock Market, or in privately negotiated transactions. At the time that a particular offer of any of the shares is made by or on behalf of a Selling Security Holder, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Shares sold in over-the-counter transactions will be sold at the current market prices at the time of sale, and any shares sold in private transactions will be sold at prices acceptable to the buyer and seller. Broker/dealers through which the Selling Security Holders effect sales of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation). No Selling Security Holder has any plans currently with any particular broker/dealer.

The Selling Security Holders and any broker/dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

The Redeemable Warrants offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the amended registration statement of which this Prospectus is a part. The Selling Security Holders have not informed Bernard, Allan & Edwards whether they will sell such Redeemable Warrants publicly or whether they will exercise them and sell the Shares issuable upon such exercise to the Public. If it is determined to sell the Redeemable Warrants publicly, they will be sold in a manner similar to the sale of the Shares described above.

Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, any person engaged in a distribution of common stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing restriction, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rules 10b-6 and 10b-7 in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of shares of common stock by the Selling Security Holders.

The Selling Security Holders will receive the entire proceeds from the sale of their shares, less any commissions paid to brokers or dealers for executing such offers. Although Bernard, Allan & Edwards will not receive any funds from the sale of the Selling Security Holders shares, Bernard, Allan & Edwards will pay for all expenses of the offering and will furnish current prospectuses to the Selling Security Holders at their request.

LEGAL PROCEEDINGS

Items regarding arbitration claims against Bernard, Lee & Edwards Securities, Inc., the former subsidiary of Bernard, Allan & Edwards, Inc. have been reported previously and are not reported here. The subsidiary was divested in May, 2002. Bernard, Allan & Edwards is not a party in any arbitration involving the former subsidiary and has no reasonably known contingent liability resulting therefrom.

No director, officer or affiliate of Bernard, Allan & Edwards, any owner of record or beneficially of more than 5% of any class of voting securities of Bernard, Allan & Edwards, or security holder is a party adverse to Bernard, Allan & Edwards or has a material interest adverse to Bernard, Allan & Edwards.

EXPERTS

The consolidated financial statements as of December 31, 2001 and December 31, 2002 of Bernard, Allan & Edwards, Inc. included in this Prospectus, has been examined by Larry Legel, CPA, independent certified public accountants, as set forth in their report appearing herein and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The articles of incorporation of Bernard, Allan & Edwards, Inc. provide indemnification of directors and officers and other corporate agents to the fullest extent permitted under the laws of Florida. The articles of incorporation also limit the personal liability of the Corporations directors to the fullest extent permitted by the Florida Business Corporation Act which contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Corporation, provided said officers or directors acted in good faith. Because indemnification or liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons by these, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

RECENT SALES OF UNREGISTERED SECURITIES

At organization on February 7, 2000 we commenced issuance of an aggregate of 1,000,000 founders' shares to 13 individuals and 1 corporation at a nominal price of $.001 per share.

On and after July 1, 2000 we issued 177,100 Units comprising: 1 share of common stock; 1 Warrant A which may be exercised for 8 shares of common stock at the exercise price of $1.25 per share of common stock; 1 Warrant B which may exercised for 2.5 shares of common stock at the exercise price of $4.00 per share of common stock. The Units were acquired at an offering price of $.40 per Unit by 38 purchasers. We paid commissions on these sales to Bernard, Lee & Edwards Securities, Inc., a NASD broker dealer that we acquired recently in a stock for stock transaction. We paid $7,084 in commissions and fees and received $63,756 in net proceeds respecting this offering.

On March 16, 2001 we issued 100,000 shares of common stock to one individual as compensation for consulting services and as an incentive to continue to provide services for and create loyalty to Bernard, Allan & Edwards. The stock was issued at a revised stated value of $.04 per share. There were no fees or deductions.

During fiscal 2001 we authorized the issuance of 331,000 shares of common stock to our executive officers instead of cash compensation during the year. The stock was issued at various times at a revised stated value of $.04 per share. There were no fees or deductions.

During fiscal 2002 we issued 819,200 shares of common stock to our executive officers and to consultants and legal professionals instead of cash compensation. The stock was issued at various times from January through December at a stated value of from $.04 to $.01 per share. There were no fees or deductions.

In October, 2002 we sold 100,000 shares of common stock for $.01 per share to an existing shareholder in a non-public offering. There were no fees or deductions.

The issuance of these shares was exempt from registration in reliance on Section 4(2) of the Securities Act. The purchasers had a prior business relationship with the founders, no general media was used in the offerings, and the purchasers are financially sophisticated investors with knowledge and experience in financial and business matters and were capable of evaluating the merits and risks of the prospective investment, and had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate the prospects for success of Bernard, Allan & Edwards and other relevant factors before making an investment.

ORGANIZATION WITHIN LAST FIVE YEARS

Bernard, Allan & Edwards, Inc. was recently organized in February, 2000. Commencing in July, 2000 Bernard, Allan & Edwards conducted a private offering of its securities which were sold by Bernard, Lee & Edwards Securities, Inc., which was paid commissions of $7,084 based upon the aggregate amount of sales of securities it made during that offering. Messrs. McLaughlin and LaRossa are controlling persons of Bernard, Lee & Edwards Securities, Inc.

EXHIBITS
Item	Description
3(i)	Articles of incorporation	Previously filed
3(ii)	By-laws	Previously filed
(4)(i)	Heartland Warrant Agreement	Previously filed
(4)(ii)	Warrant A Agreement	Previously filed
(4)(iii)	Warrant B Agreement	Previously filed
(4)(iv)	Incentive Stock Option Plan	Previously filed
(5)	Opinion re: legality	Previously filed
(10)(i)	Nationwide General Agent Agreement	Previously files
(10)(ii)	Independent contractor agreement	Previously filed
(10)(iii)	Clearing agreement	Previously filed
(15)	Letter on unaudited interim financial information	Filed herewith
(23)	Consents	Filed herewith

___________________________________________

BERNARD, ALLAN & EDWARDS, INC.

INDEPENDENT AUDITOR'S REPORT & FINANCIAL STATEMENTS

TABLE OF CONTENTS

LARRY LEGEL, CPA

Practice Concentrating in

Taxation and Securities

5100 N. Federal Highway, Suite 409

Ft. Lauderdale, FL 33308

(954) 493-8900 Office

Fax to: (954) 493-8300

e-mail: LarryLegel@aol.com

LegelCPA@Bellsouth.net

INDEPENDENT AUDITORS REPORT

Stockholders

Bernard, Allan & Edwards, Inc.

Leesburg, Florida

I have audited the accompanying balance sheet of Bernard, Allan & Edwards, Inc. as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, the financial position of Bernard, Allan & Edwards, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States.

Larry Legel

Certified Public Accountant

March 11, 2003

Ft Lauderdale, FL

BERNARD, ALLAN & EDWARDS, INC.

CONSOLIDATED BALANCE SHEET

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2001

AND DECEMBER 31, 2002

ASSETS

	Dec 31, 2002	Dec 31, 2001
Current Assets:
Cash	$1,736	$811
Investments, Money Market	-	23,245
Investments, Bernard, Lee & Edwards Securities, Inc.	-	68,552
Note receivable	-	-
Total Current Assets	$,1,736	92,608
TOTAL ASSETS	$1,736	$92,608

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$56	$
Total Current Liabilities	56	-
		-
Shareholders' Equity:
Common shares, No Par Value 80,000,000 and 30,000 shares authorized; and 5,546,400 and 3,199,800 shares issued and outstanding	220,992	269,039
Preferred stock, $.02 Par Value, 1,000 shares authorized; and -0- and -0- shares issued and outstanding	-	1
Additional paid in capital
Retained earnings (Deficit)	(219,312)	(176,431)

TOTAL SHAREHOLDERS' EQUITY	1,680	92,608

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,736	$92,608

The accompanying notes are an integral part of these financial statements.

BERNARD, ALLAN & EDWARDS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2001

AND DECEMBER 31, 2002

	Year	Year
	Ended	Ended
	Dec 31, 2002	Dec 31, 2001
REVENUES:
Interest Income	$101	$1,190
Other Income	-	263
TOTAL REVENUES	101	1,453

EXPENSES:
Salaries	18,460	104,031
Regulatory Fees	947	1,604
Professional Expenses	60,156	40,877
Other Expenses	14,870	4,317
TOTAL EXPENSES	94,433	150,829

Income (Loss) Before Income Taxes	(94,332)	(149,376)
Provision for Income Taxes	0	0
Net Income (Loss)	$(94,332)	$(149,376)
Net Income (Loss) per Share of Common Stock

Basic	$(0.02)	$(0.07)

Diluted	$(0.02)	$(0.06)
Weighted Average Number of Common
Shares Outstanding
Basic	4,979,585	2.228,675
Diluted	5,533,805	2,644,325

The accompanying notes are an integral part of these financial statements.

BERNARD, ALLAN & EDWARDS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2001

AND DECEMBER 31, 2002

	Year	Year
	Ended	Ended
	Dec. 31, 2002	Dec. 31, 2001
Cash Flows from Operating Activities:
Net Income (Loss)	$(94,332)	$(149,376)
Adjustment to Reconcile Net Income (Loss) to	-	-
Increase in Accounts Payable	56	-
Adjustments not requiring outlay of cash:

Common Shares Issued for Compensation	70,956	111,499
Equipment as compensation	-	1,031
Loss on conversion of preferred stock	(10,500)
Net Cash (Used In) Operating Activities	(23,320)	(36,846)

Cash Flows from Investing Activities:
Net Cash (Used In) Investing Activities	-	-

Cash Flows from Financing Activities:
Proceeds on Sale of Stock	1,000	-
Net Cash Provided by Financing Activities	1,000	-

Net Increase in Cash and Cash Equivalents	(22,320)	(36,846)

Cash and Cash Equivalents
at Beginning of Period	24,056	60,902

Cash and Cash Equivalents
at End of Period	$1,736	$24,056

The accompanying notes are an integral part of these financial statements.

BERNARD, ALLAN & EDWARDS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)

THROUGH DECEMBER 31, 2002
	PREFERRED	STOCK	COMMON	STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINS (DEFICIT)
	SHARES	AMOUNT	SHARES	AMOUNT

BALANCE
DECEMBER 31, 1999	50	$1	4,490	$45	$358,721	($258,676)

Preferred stock, cash dividend						(33,441)
Net income for year						24,426

BALANCE
DECEMBER 31, 2000	50	1	4,490	45	358,721	(267,891)
March 16, 2001
Acquisition of Bernard, Allan & Edwards, Inc .by Bernard, Lee & Edwards Securities, Inc.
Shares owned by BAE shareholders			1,177,100	64,756		(15,021)
Shares issued to BLE shareholders			1,247,500	87,043
Recapitalization of Bernard Lee & Edwards Securities, Inc.	(50)	(1)	(4,490)	(45)	(358,721)	267,891
Balance of shares for services			775,200	117,270
Net income (loss) for year						(161,400)

BALANCE
December 31, 2001(audited)	0	$0	3,199,800	$269,039	$0	($176,431)

April 11, 2002
Spin off of Bernard, Allan & Edwards Securities, Inc. to shareholders					(81,503)	12,951
May 18, 2002			4,100,000		41,000
Issued 4,100,000 shares in an S-8 registration for consulting and other corporate purchases
Issued shares in a one for three forward split				1,177,600		11,766
August 2, 2002 Cancellation of S-8 shares				(3,850,000)	(38,500)	38,500
October 31, 2002 Sale of shares				100,000	1,000
Issuance of shares for services				819,200	18,180
Net income(loss) for period (94,332) BALANCE December 31, 2002
				5,546,600	$220,992	$(219,312)

BERNARD, ALLAN & EDWARDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2001

AND DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Bernard, Allan & Edwards, Inc. was incorporated on February 7, 2000 in the State of Florida as Internet-Estreet.Com, Inc. On March 16, 2001, the shareholders approved the change of the name to Bernard, Allan & Edwards, Inc. The Company intends to achieve future growth through the acquisition of public accounting practices and the offering of investment banking services to the clients of these firms and others.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing as may be required.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

ESTIMATES

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash approximates fair value due to the short maturity of these instruments. None of the financial instruments are held for trading purposes.

DEPRECIATION

Equipment is carried at cost. Depreciation is computed using the straight line method for financial reporting purposes over a period of five years.

INCOME TAXES

Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

NET INCOME (LOSS) PER SHARE OF COMMON STOCK

As of December 31, 2000, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", which specifies the method of computation, presentation, and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted. Basic earnings per share is calculated using the average number of common shares outstanding . Diluted earnings per share is computed using the weighted average number of common shares outstanding, stock options and warrants using the treasury stock method. Approximately 554,220 options and warrants were outstanding as of December 31, 2002 and December 31, 2001, respectively, but were not included in the computation of the diluted earnings per share as the effect would be antidulitive.

NOTE 2 - PREFERRED STOCK

The Company is authorized to issue 3,000,000 shares of no par value preferred stock. No shares have been issued to date.

NOTE 3 - CAPITALIZATION -- PRIVATE PLACEMENT

A private offering memorandum, dated July 1, 2000 provided for the sale of up to 250,000 units with an effective date of July 1, 2000. The offering price of a unit was $.40 and consisted of one share of common stock, one warrant A to purchase eight shares of common stock and one warrant B to purchase two and one-half shares of common stock. The agency agreement to offer the units for sale was signed with Bernard, Lee & Edwards Securities, Inc., a Company related through common ownership. The agreement for a payment of a 10% commission was for a period of ninety days. The offering closed during September, 2000 with the sale of 177,100 units. Warrant A gives the holder the right to acquire eight shares of the Company's common stock for each warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of the Company's common stock for each warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of the registration statement being filed with the Securities and Exchange Commission for the purpose of registering the common stock and warrants. Warrant A will expire twelve months from said effective date, and warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and the Company's board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. On August 6, 2002 the board of directors extended the expiration date of the A & B warrants to February 14, 2004 and August 14, 2004 respectively. The Company will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of the Company's common stock is $2.00 or higher for a period of twenty consecutive trading days, and warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

INCENTIVE STOCK OPTION PLAN

The Board of Directors has approved on March 16, 2001 and the shareholders have approved the plan to grant 1,000,000 options to purchase 1,000,000 common shares of the Company's stock. No options have been granted as of this date.

NOTE 4 - INCOME TAXES

Significant components of deferred income taxes are as follows:

Net Operating Loss $219,312

Total Deferred Tax Asset 88,000

Less Valuation Allowance 88,000

Net Deferred Tax Asset $0

The Company has assessed its past earnings history and trends and expiration dates of carry forwards and has determined that it is more than likely that no deferred tax assets will be realized. A valuation allowance of $88,000 as of December 31, 2002 is maintained on deferred tax assets, which the Company has determined to be more than likely not realized at this time. The Company will continue to review this valuation on an annual basis and make adjustments as appropriate.

As of December 31, 2002, the Company had a consolidated net operating loss carry forward of $219,312. The net operating loss can be carried forward to offset future taxable income and will expire between December 31, 2020 and December 31, 2022.

NOTE 5 - PURCHASE OF SUBSIDIARY

The Board of Directors, on March 16, 2001, approved a plan to acquire Bernard, Lee & Edwards Securities, Inc. This will facilitate the Company's plans to offer, besides accounting services, financial planning, variable annuities, mutual funds and investment banking which are all classified as securities. The Company acquired all of the outstanding common and preferred stock in exchange for 1,247,500 shares of common shares. Bernard, Lee & Edwards Securities, Inc. had 500 shares of 8% cumulative and convertible preferred stock outstanding. It also had a note receivable from a company, both of which were owned by a company whose principal stockholder and president is also a stockholder and the Chief Executive Officer of Bernard, Allan & Edwards, Inc. As an inducement to the preferred stockholder to forgive all unpaid cumulative preferred dividends and to reduce the note receivable from $25,000 to $15,000, the Company has issued warrants to purchase 200,000 shares of the Company's common stock at the exercise price of $4.50 for a period of three years from the effective date of the SEC registration with the understanding that the underlying shares to be issued upon the exercise of the warrants will be registered with the contemplated SEC filing. On August 6, 2002 the board of directors extended the expiration date of the 200,000 warrants to February 14, 2006.

This combination was accounted for as a purchase. Due to the fact that the shareholders of Bernard, Lee & Edwards Securities, Inc. exchanged their shares for over 51% of the common stock of Bernard, Allan & Edwards, Inc. outstanding at the time, Bernard, Lee & Edwards Securities, Inc. is the accounting predecessor.

NOTE 6- CONTRACTS FOR SERVICES

The Board of Directors, on March 16, 2001, approved a consulting agreement with a certified public accountant named Allan B. Dombrow. Mr. Dombrow, as a long-time practitioner in South Florida, has agreed to be involved in identifying and evaluating accounting firms that may be acquired. The agreement commenced February 14, 2002, the effective date of the SEC registration for the Company. In exchange for his services, Mr. Dombrow received 100,000 shares of common shares as initial compensation. The shares were valued at $.40 per share and the value of the initial compensation is $40,000. The shares were transferred to Mr. Dombrow at $.40 per share.

During the years ended December 31, 2001 and 2002, several officers of the Company received shares in lieu of salaries. The shares were transferred to the officers of the Company in 2001 at $.50 per share, during the first quarter of 2002 at $.04 per share, and thereafter at .01 per share.

NOTE 7 - LITIGATION

On November 26, 2001, an individual filed an amended statement of claim in NASD arbitration against our subsidiary Bernard, Lee & Edwards Securities, Inc., Henry Paul Regan (an independent contractor agent in the New York office), and J.B. Oxford & Co. (our clearing broker) seeking more than $290,000 in compensatory damages and $5,000,000 in punitive damages along with fees and costs. We intend to defend against this claim and to seek indemnification from the independent contractor in the event that the claimant should prevail for all or any part of the amount of the claim. The final outcome of the claim is uncertain and the amount of the claim exceeds our total assets by a significant amount. An adverse outcome could prevent Bernard, Lee & Edwards, Inc. from continuing in business.

NOTE 8 - SPIN OFF OF SUBSIDIARY

On April 3, 2002, the shareholder of Bernard, Allan & Edwards, Inc. approved the spin off of Bernard, Allan & Edwards Securities, Inc. to its shareholders. As such, this report shows the financial position and results of operations for Bernard, Allan & Edwards, Inc. only.

NOTE 9 - LAW REGISTRATION

On May 16, 2002, the Company issued 4,100,000 shares of common stock in an S-8 registration to have free trading shares available for consulting and other corporate matters. 250,000 shares were issued to the Company attorney for services rendered at $.01 per share and 3,850,000 shares are to be held in trust by the attorney. On August 2, 2002 the 3,850,000 held in trust were cancelled and are no longer outstanding.

NOTE 10 - COMMONSTOCK SPLIT

On May 18, 2002, the Company issued 1,177,633 shares of common stock in a one for three forward split. The shareholders approved, also on May 16, 2002, an increase in the company's authorized shares from 30,000,000 to 80,000,000 shares of no par value common stock.

__________________________________________________________________________

 UNDERTAKINGS

Rule 415 Offering. We are registering securities under Rule 415 of the Securities Act and undertake that we will:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

BACK COVER PAGE OF PROSPECTUS

TABLE OF CONTENTS

RISK FACTORS *

AVAILABLE INFORMATION *

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS *

SELECTED FINANCIAL DATA *

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION *

AND RESULTS OF OPERATIONS *

USE OF PROCEEDS FROM SALE OF *

USE OF PROCEEDS FROM EXERCISE OF WARRANTS BEING OFFERED *

DESCRIPTION OF THE COMMON STOCK AND OTHER SECURITIES *

DESCRIPTION OF BUSINESS *

LEGAL PROCEEDINGS *

DESCRIPTION OF PROPERTY *

EMPLOYEES *

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS *

EXECUTIVE COMPENSATION *

STOCK OPTION PLAN *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS *

PRINCIPAL STOCKHOLDERS *

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS *

PLAN OF DISTRIBUTION *

DILUTION *

DETERMINATION OF OFFERING PRICE *

SELLING SECURITY HOLDERS *

PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS *

LEGAL PROCEEDINGS *

EXPERTS *

INDEMNIFICATION OF OFFICERS AND DIRECTORS *

RECENT SALES OF UNREGISTERED SECURITIES *

ORGANIZATION WITHIN LAST FIVE YEARS *

UNDERTAKINGS *

EXHIBITS *

FINANCIAL STATEMENTS *

ACCOUNTANTS REVIEW REPORT *

TABLE OF CONTENTS *

Common Stock Units

No Par Value

BERNARD, ALLAN & EDWARDS, INC.

No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given of made, such information or representation must not be relied upon as having been authorized by Bernard, Allan & Edwards. Neither the delivery of this Prospectus nor any sale made in connection herewith shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of Bernard, Allan & Edwards since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Securities in any jurisdiction where such sale or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such and offer or solicitation.

April 17, 2003

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leesburg, State of Florida, on April 17, 2003

BERNARD, ALLAN & EDWARDS, INC.

By:

/s/ Michael P. McLaughlin, CEO

MICHAEL P. MCLAUGHLIN, CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Michael P. McLaughlin
MICHAEL P. MCLAUGHLIN
Director, CEO, Chief Financial Officer
April 17, 2003